UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 24, 2005
UNITEDGLOBALCOM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-49658 (Commission File Number)	84-1602895 (IRS Employer Identification #)
4643 South Ulster Street, Suite 1300 Denver, CO 80237
(Address of Principal Executive Office)
(303) 770-4001
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Cablecom Acquisition
          On October 24, 2005, United ACM Holdings Inc. (“Purchaser”), a wholly-owned, indirect subsidiary of UnitedGlobalCom, Inc. (“UGC”), completed its purchase (the “Acquisition”) of all of the issued share capital of Cablecom Holdings AG (“Cablecom”), which is the parent company of Swiss cable operator Cablecom Gmbh, for a cash purchase price (the “Purchase Price”) of CHF 2.826 billion (US $2.185 billion at October 24, 2005).
          The Acquisition was effected pursuant to the terms of the Share Purchase Agreement, dated September 30, 2005 as amended (the “Purchase Agreement”), between Purchaser and Glacier Holdings S.C.A. (“Seller”). At closing, 3% of the Purchase Price was placed in escrow (“Escrow”), for a period not to exceed 89 days, pending any claims arising under the Purchase Agreement. Any payment made from the Escrow will be treated as an adjustment to the Purchase Price.
          The Purchase Price was funded through a combination of (i) a new structurally subordinated €550 million 9.5 year split-coupon floating rate PIK loan (the “PIK Loan”) entered into by Purchaser, (ii) a new offering of 8-5/8% Senior Notes due 2014 of €300 million by UPC Holding B.V., a sister corporation of Purchaser (the “Senior Notes”), and (iii) corporate cash. The PIK Loan and the Senior Notes were issued on the terms previously disclosed by UGC in its Current Report on Form 8-K, filed on October 5, 2005, in connection with the execution of the Purchase Agreement (the “Cablecom 8-K”).
          Cablecom and its subsidiaries had outstanding, as of June 30, 2005, CHF 1.716 billion (US $1.338 billion at June 30, 2005) of debt and CHF 161 million (US $126 million at June 30, 2005) of cash and cash equivalents, as reflected on the Consolidated Balance Sheet included in Cablecom’s Consolidated Condensed Interim Financial Statements for the Six Months Ended June 30, 2005, which were provided to UGC by Cablecom and included in Exhibit 2.2 to the Cablecom 8-K, which Exhibit 2.2 is incorporated by reference as Exhibit 2.2 to this Current Report on Form 8-K. The debt includes the existing €290 million 9-3/8% Senior Notes due 2014 issued by Cablecom Luxembourg S.C.A. (the “Existing Fixed Rate Notes”) and the existing CHF 390 million Floating Rate Senior Secured Notes due 2010, €200 million Floating Rate Senior Secured Notes due 2010 and €375 million Floating Rate Senior Secured Notes due 2012 issued by Cablecom Luxembourg S.C.A. (collectively, the “Existing Floating Rate Notes” and together with the Existing Fixed Rate Notes, the “Cablecom Notes”). In addition, Cablecom Gmbh had a CHF 150 million Revolving Credit Facility (the “Existing Revolving Credit Facility”) that was undrawn at June 30, 2005. The consummation of the Acquisition triggered a “change of control” put right (the “Put Right”) under the Cablecom Notes and, absent a waiver from the lenders under the Existing Revolving Credit Facility (the “Waiver”), requires a refinancing of the Existing Revolving Credit Facility. As previously disclosed in the Cablecom 8-K, Purchaser has entered into a Change of Control Backstop Commitment Letter with certain financial institutions (the “Banks”), pursuant to which (i) the Banks have agreed to enter into a new term facility under which a subsidiary of Cablecom may access the funds necessary to repurchase Cablecom Notes tendered upon exercise of the Put Right (“Tendered Notes”) or, absent an agreement on the definitive terms of the new term facility, the Banks have agreed to purchase the Tendered Notes and enter into a remarketing arrangement with a subsidiary of Cablecom with respect to the Tendered Notes, and (ii) absent the Waiver, the Banks have agreed to enter into a new credit facility to refinance the Existing Revolving Credit Facility. Purchaser’s right to terminate the Change of Control Backstop Commitment Letter is subject to a non-refundable commitment fee, payable within 3 business days of the expiration date of the Put Right.
          The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K.
Item 7.01. Regulation FD Disclosure.
          A copy of the press release announcing the closing of the Acquisition is attached hereto as Exhibit 99.1 and is being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
          The financial statements required by Item 9.01(a) of Form 8-K are not included in this Current Report on Form 8-K. Such financial statements will be filed by amendment when finalized but, in any event, within 71 calendar days after the date this Current Report on Form 8-K must be filed.
(b) Pro Forma Financial Information.
          The pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed by amendment when finalized but, in any event, within 71 calendar days after the date this Current Report on Form 8-K must be filed.
(d) Exhibits.

Exhibit No.	Description
2.1	Share Purchase Agreement, dated September 30, 2005, between Glacier Holdings S.C.A. and United ACM Holdings, Inc. (“Purchase Agreement”) (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2005 (File No. 000-49658) (the “Cablecom 8-K”))

2.2	Excerpts from Schedule 4.6 to the Purchase Agreement (incorporated by reference to Exhibit 2.2 to the Cablecom 8-K)

99.1	Press Release*

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITEDGLOBALCOM, INC.
Date: October 25, 2005	BY:	/s/ Leonard P. Stegman
Leonard P. Stegman
Vice President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Purchase Agreement, dated September 30, 2005, between Glacier Holdings S.C.A. and United ACM Holdings, Inc. (“Purchase Agreement”) (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2005 (File No. 000-49658) (the “Cablecom Report”))

2.2	Excerpts from Schedule 4.6 to the Purchase Agreement (incorporated by reference to Exhibit 2.2 to the Cablecom Report)

99.1	Press Release*

*	Filed herewith